CATHEDRAL RESOURCES
                             23015 Lodgepoint Drive
                                Katy, Texas 77494
                           www.cathedralresources.net
                                 (281) 787-6138


                              ORBIS (R & S) Leases
                          Bastrop & Caldwell Co., Texas


                           Proved Developed Producing
                                       And

                               Proved Undeveloped
                               Reserve Evaluation

                                 March 19, 2007


                                  prepared for

                                Mr. Rowland Carey
                       USA-Superior Energy Holdings, Inc.
                                 President, CEO
                                 Houston, Texas

                                       By

                             Claud D. Pickard, P.E.




                                                                                                     Page
EXECUTIVE SUMMARY                                                                                         3
--------- -------
DISCUSSION                                                                                                5
----------
         PROVED DEVELOPED PRODUCING (PDP) RESERVES                                                        6
                  Orbis Property Estimated Reserves and NPV                                               7

         PROVED UN-DEVELOPED (PUD) RESERVES                                                               7
             Austin Chalk                                                                                 7
                          Geology                                                                         7
                          PVT Data                                                                        8
                          Primary Depletion Drainage Area Calculations                                    8
                          Estimated Infill PDP Reserves and NPV                                          10
CONCLUSIONS                                                                                              11
-----------
REFERENCES                                                                                               14
----------


TABLES
------
         1        EXPENSE SUMMARY                                                                        15
         2        PDP RESERVES vs. EXPENSE / WELL - LEASE COUNT                                          16
         3        TANK PVT DATA                                                                          17
         4        ULTIMATE CUM. PRODUCTION & DRAINAGE AREAS                                              18
         5        PUD RESERVES & NPVs                                                                    19



                                                                                                      Page
FIGURES
-------
         1        ORBIS vs. WTI OIL PRICE                                                                20
         2        CATHEDRAL RESOURCES OIL & GAS PRICE HISTORY                                            20
         3        WELL / LEASE LOCATION & STRUCTURE MAP                                                  21
         4        DIP CROSS SECTION                                                                      22
         5        STRIKE CROSS SECTION A-Al                                                              23
         6        PVT REPORT (VOIGHT #7- CORE REPORT)                                                    24
         7        AUSTIN CHALK NORMALIZED PRODUCTION CURVE                                               25
         8        AUSTIN CHALK ULTIMATE CUMULATIVE PRODUCTION MAP                                        25
         9        AUSTIN CHALK PROPOSED PUD LOCATIONS                                                    26
        10        CASH FLOW POSITIVE AUSTIN CHALK PUD LOCATIONS                                          27



APPENDIX A        List of  Wells / Leases Requiring Proved Developed Producing
----------        Reserve Analysis

APPENDIX B        Project Decline Curves
----------
APPENDIX C        Project Cash Flows
----------
                                                                          Page 2

                                EXECUTIVE SUMMARY


As per a Consulting Agreement (February 20, 2007) between USA-Superior Energy Holdings, Inc. (Superior) and Cathedral Resources, an engineering evaluation was performed by Cathedral Resources to forecast Proved Developed Producing (PDP) reserves for properties (identified in Appendix A) operated by Orbis Energy, Ltd. (Orbis) in Bastrop and Caldwell Counties, Texas, and Probable UnDeveloped
(PUD) reserves for the Austin Chalk Bateman Field. The effective date of the evaluation being established as February 28, 2007.


To determine the PDP reserves for the existing producing properties, historical production/injection data for each property was downloaded from IHS Energy or supplied by Superior and plotted using Il-IS Energy's PowerTools program. Hyperbolic and/or exponential decline projections of historical trends were established to forecast the future production for each property. Overall, monthly operating expenses for six months during 2006 from the P & L statement were provided by Orbis, Since the expense data was not provided by lease/well, averages were calculated to provide an expense cost by barrel of oil produced or by producing well. Several sensitivities to expenses were developed due to questions surrounding the actual number of active producing wells.


Oil prices (averages for all leases from the same six month period in 2006) were compared to WTI posted prices for the same period to determine any corrections due to gravity or transportation indicating the use of WTI posted prices without correction is prudent for the evaluation. Two sensitivities to the February, 2007 oil price (WTI -$61 .79/STB and Historic Trend Pricing $44.50/STB) were calculated for each well/lease expense case.


Individual economics are calculated by lease and then summed. Depending on the number of actual operating wells, the operating expense per produced barrel of oil and or the actual forecasted oil price, the Net PDP reserves identified in this study vary between 80,000 and 302,000 STBO, have an un-discounted Net Present Value (NPV) value between $10,000 and $6,312,000 and a ten percent per annum discounted N PV (Industry Standard) between $10,000


                                                                          Paqe 3
and $1,254,000. The lack of clarity around the exact expenses and actual number of active "economic" wells is disturbing. It is highly recommended that more accurate information is collected and used to determine actual reserves and value for this property.


With respect to the Proved UnDeveloped reserves and valuation, geologic and petrophysical data for the analysis was derived from Thompson's report of the Bateman field area a core report supplied by Superior; the Voight #7 report (Fig. 6. PVT data reported in the Voight #7 core report was validated and expanded to provide information needed for recovery efficiency/drainage area calculations. Voidage calculations determined the pressure depletion average recovery factor to be 6 percent. Using decline curve analysis to determine the ultimate cumulative oil production for each existing well and the recovery factor of 6 percent, the average drainage area for the field is estimated at +/- I acre with a maximum of 3.7 acres. The low permeability of the Austin Chalk (0.5md) will reduce the overall recovery efficiency resulting in a larger drainage area for each well, and using a 50 percent loss of efficiency increases the average drainage radius to almost 2 (Two) acres with a maximum of 7.3 acres. To verify these calculations, a composite production curve for all wells within the Bateman Austin Chalk field was developed by normalizing the production starting date which indicates an average ultimate recovery of +7- 12,500 STBO and provides an average drainage radius of 1.25 acres with 50 percent recovery sensitivity of 2.5 acres. Rough calculations indicate the Bateman field covers +7- 525 acres with +/- 50 wells providing a current development of +/- 10.5 acre spacing. The average drainage area of 1-2 acres discussed earlier would appear to support the ability to infill drill on 5 acre spacing.


A map of ultimate cumulative production by well shows a definite trend of increasing recovery from West to East (similar to the dip of the field). The trend suggests a potential "Gravity Drainage" component or a thinning of pay across the crest of the structure. In either case, infill locations on the Western side of the field will probably have lower recoveries and value. To confirm the apparent trend, an average ultimate recovery and normalized decline for each infill location was determined. Including an infill development cost of $200,000, un-discounted and 10% discounted cash flows were developed for each location. Only seven of the thirteen identified locations contained reserves in excess of +7- 11,750 STBO (which is associated with positive un-discounted cash flows). Cumulatively, the seven locations have a positive undiscounted NPV of $436,400. However, none of the infill locations have positive 10% discounted NPVs which indicate the PUD reserves are very risky and highly price sensitive. For this reason, none of the PUD locations can be recommended for development.


                                   DISCUSSION
                                   ----------

As per Consulting Agreement (February 20, 2007) between USA-Superior Energy Holdings, Inc. (Superior) and Cathedral Resources, an engineering evaluation was performed by Cathedral Resources to forecast Proved Developed Producing (PDP) reserves for properties (identified in Exhibit A) operated by Orbis Energy, Ltd. (Orbis) in Bastrop and Caldwell Counties, Texas, and Probable UnDeveloped (PUD) reserves for the Austin Chalk Bateman Field. All information, including but not limited to:

o Mark E. Thompson's' report of the "Stratigraphy of the Dale Lime and its Relation to Structure at Bateman Field, Bastrop Co., Texas",

o    Sporadic geophysical data including the Wyvonne Voight #7 Core Analysis,

o    Individual well water injection volumes,

o    Lease data and maps,

o    Over-all lease operating expenses, and

o    Working and Royalty interests,

provided by Superior were deemed "accurate" and by default were not verified or modified for the study. Production data by lease/well were derived from iHS Energy's production database. The reserves derived in this study are classified as "Proved" and are judged with reasonable certainty to be recoverable in the future using current technologies with due consideration to sensitivities in operating expenses and actual commodity pricing. However, since forecasting future oil and/or gas production rates is an interpretive and subjective process, Cathedral Resources makes no warranty as to the actual future performance of the evaluated properties.

Cathedral Resources is an independent petroleum engineering firm with respect to Superior or Orbis as defined in the SPE's "Standard Pertaining to the Estimating and Auditing of Oil and Gas Reserves", and owns no interest nor is employed by Superior or Orbis on a retainer or contingent basis.

                    PROVED DEVELOPED PRODUCING (P1W) RESERVES
                    -----------------------------------------


The oil prices (averages for all leases from the same six month period in 2006) were compared to WTI posted prices for the same period to determine any corrections due to gravity or transportation. Figure 1 is a comparison of the prices and indicates that the use of WTI posted prices without correction is prudent for the evaluation. Two sensitivities to oil price for each well/lease expense case were conducted. The first sensitivity uses the closing WTI price posted for February, 2007 $61.79); the second, uses a projected oil price ($44.50) based on trends and Gas (Barrel Oil Equivalent -- using 6,000 to I SCF/STB) values (Fig. 2). The two price scenarios showcase the sensitivity of the project to oil price.


Historical production/injection data for each property was downloaded from IHS Energy or supplied by Superior and plotted using IHS Energy's PowerTools program. Hyperbolic and/or exponential decline projections of historical trends were established to forecast the future production for each property. For each economic case, the individual production declines for each well/lease were used in conjunction with the parameters shown on Tables I through 4 and Figures 1 and 2 to develop cash flows for each lease. This data was summed for each economic case to develop cumulative production decline curves and summary cash flows. For each economic case, the cumulative production decline curves are shown in Appendix B and summary remaining reserves, cash flows and net present values are shown on the cash flow forecasts in Appendix C. The monthly operating expenses shown on Table I are a summary of all leases each of six months during 2006 from the P & L statement provided by Orbis. For evaluation purposes, it was assumed that future plug and abandonment expenses will be offset by the equipment salvage value. As stated earlier, individual economics are calculated by lease and then summed. Since the expense data was not provided by lease/well, averages were calculated

(Table 1) to provide an expense cost by barrel of oil produced or by producing well. Using the 97 wells identified as producing by iHS Energy, expenses average $400/well/month. Using the 35 wells identified as producing by Orbis/Superior, expenses average $1,300/well/month. Finally, using the average 1190 STBO/month, the expenses average $39.75/STBO.

Orbis Property Estimated PDP Reserves and NPV
---------------------------------------------

In summary (Table 2), depending on the number of actual operating wells, the operating expense per produced barrel of oil and or the actual forecasted oil price, the Net PDP reserves identified in this study vary between 80,000 and 302,000 STBO, have an un-discounted Net Present Value (NPV) value between $10,000 and $6,312,000 and a industry standard ten percent per annum discounted NPV between $10,000 and $1,254,000. The lack of clarity around the exact expenses and actual number of active "economic" wells is disturbing. It is highly recommended that more accurate information is collected and used to determine actual reserves and value for this property.


                                  AUSTIN CHALK

                        PROVED UNDEVELOPED (PUD) RESERVES
                        ---------------------------------

Austin Chalk Geology
--------------------

A structure map1 (Fig. 3) and a dip section1 (Fig. 4) across the Bastrop Field were provided by Superior. Cross-section A-Al (Fig. 5) is a Southwest-Northeast trend slice through the Orbis properties was generated by using iHS Energy formation tops and GOOGLE EARTH surface elevations. The Austin Chalk as detailed by Thompson' "is 300 feet thick. The oil is present in the upper 180 feet within porous zones up to 50 feet thick. While individual Austin Chalk porosity zones cannot be correlated on a foot --by-foot basis between wells, the porosity zones are present within distinct overall stratigraphic intervals, and therefore are probably connected." A quick review of the cross sections included in Thompson's report', indicated gross productive thicknesses between 30 and 50 feet thick. These values were confirmed from a core report
                                                                          Page 7
supplied by Superior; the Voight #7 report (Fig. 6) indicates a layered porous oil column totaling 46 feet. For the purposes of determination and plotting of drainage areas for each Austin Chalk producer in the area, an average oil column thickness of 40 feet was used.

Austin Chalk porosity in the field area as detailed by Thompson' "is very good 15 to 20%, the extremely low permeability of less than 0.5 md necessitates a large sand fracture stimulation for sustained commercial production." Using the same core report referred to earlier; the Voight #7 report (Fig. 6) indicates an average oil column porosity of 18.7%. For the purposes of determination and plotting of drainage areas for each Austin Chalk producer in the area, an average porosity of 17.5% was used.

The Voight #7 report (Fig. 6) also indicates a connate water saturation of 33%, an average initial water saturation of 39%.

Austin Chalk PVT Data
---------------------

PVT data reported in the Voight #7 core report includes an oil gravity of 39(degree) API, initial Oil Formation Volume Factor (Boi) of 1.13 RB/STB, and an initial producing Gas Oil Ratio (GOR) of 160 SCF/STB. Assuming a normal pressure gradient of 0.45 psi/ft. the initial reservoir pressure is estimated at (2300ft
* 0.45) `-~ 1050 psi/ With the initial reservoir pressure of 1050 psi, and an API gravity of 39(degree), Ryder Scotts TANK4 model using Standings2 correlation calculates (Table 3) an initial reservoir Formation Volume Factor (Boi) of 1 .13 RB/STB which repeats the core reported numbers. TANK using Standings correlation (Table 4) also calculates an initial an initial solution GOR (Rsi) = 277 SCF/STB which is almost double the reported produced GOR of 160 SCF/STB. The difference may represent the amount of non-produced gas released into the formation during production.

Austin Chalk Primary Depletion Drainage Area Calculations
---------------------------------------------------------

Voidage calculations require a known reservoir pressure for the point of depletion being evaluated. An average pressure across the drainage area was estimated using an estimated flowing sand face pressure with a drainage boundary reservoir pressure equal to the initial reservoir pressure. Since the wells are producing via rod pumps and are pounding fluid, the
                                                                          Page 8
flowing sand face pressure was estimated at 0 psi and the boundary reservoir pressure was estimated to be equal to the initial reservoir pressure of 1050 psi. Using these two data points, an average drainage area pressure can be calculated using:

         Average Drainage Area Pressure = (Initial Reservoir Pressure (Pi) + Flowing Pressure) /2 = (1050 psi + 0 psi)/2~525 psi.

With a known current drainage area reservoir pressure of 525 psi associated with depletion, a solution drive primary recovery can be calculated by:


         Recovery Factor (RF)3 = ((t3oi-- l3of)/(Bof))

         Where Boi @ 1050 psi = 1.13 RB/STB

                  Bof@ 525 psi = 1.06608 RB/STB

                                 RF = ((1.13-I.06608)/(l.06608) = 0.06 6%


Reservoir drainage calculations also require cumulative production by well. To minimize the possibility of infill drilling encountering established drainage areas, ultimate cumulative production volumes need to be used for each well. Decline curve analysis was used to determine the ultimate cumulative oil production for each existing well. Table 5 details the ultimate cumulative production shown in Figure 8. Using the reservoir and PVT data discussed earlier, the 6% recovery factor, and ultimate cumulative oil production estimates, drainage areas were calculated for each well in the Bateman Austin Chalk field (Table 5). With an average ultimate production of +/- 9,000 STBO, the average drainage area for the field is estimated at +7- 1 acre with a maximum of 3.7 acres. These calculations inherently assume reservoir permeability is sufficient to allow complete pressure depletion without loss of energy due to friction and viscosity effects and would provide minimum drainage radii. The low permeability of the Austin Chalk (0.5md) will reduce the overall recovery efficiency resulting in a larger drainage area for each well. As a sensitivity, assuming a 50 percent loss of efficiency increases the average drainage radius to almost 2 (Two) acres with a maximum of 7.3 acres.


A composite production curve for all wells within the Bateman Austin Chalk field was developed by normalizing the production starting date (Fig. 7). The normalized decline indicates an average ultimate recovery of +/- 12,500 STBO and provides an average drainage radius of 1.25 acres with 50 percent recovery sensitivity of 2.5 acres.

Rough calculations indicate the Bateman field covers +/- 525 acres with +7- 50 wells providing a current development of +/- 10.5 acre spacing. The average drainage area of 1-2 acres discussed earlier would appear to support the ability to infill drill on 5 acre spacing. However, caution must be stressed with regard to using these averages. Figure 8 is a map of ultimate cumulative production by well. The map shows a definite trend of increasing recovery from West to East (similar to the dip of the field). The trend suggests a potential "Gravity Drainage" component (when considering the field cross section (Fig.4) and the delta between the initial and produced GOR5); or, this trend may suggest a thinning of pay across the crest of the structure. In either case, infill locations on the Western side of the field will probably have lower recoveries and value. To confirm the apparent trend, an average ultimate recovery for each infill location was determined by averaging the nearest direct line offset producers identified on Figure 9.


Austin Chalk Estimated Infill PUD Reserves and NPV
--------------------------------------------------

To provide an economic evaluation of each infill location (Fig. 9), the normalized decline was modified (initial production rate adjusted) to provide the appropriate expected ultimate cumulative production. As in the PDP evaluation, it was assumed that future plug and abandonment expenses will be offset by the equipment salvage value. Including an infill development cost of $200,000, an oil price of $61 .97/BO, an expense rate of $30/BO, as well as, working interest of 100% and net royalty interest of 80%, un-discounted and 10% discounted cash flows were developed for each location.


Table 6 provides a summary of the PUD infill drilling location reserves and NPVs. The seven PUD locations (identified on Table 6) with reserves in excess of +/- 11,750 STBO that have positive un-discounted cash flows are located on Figure 10. Cumulatively, the seven locations have a positive un-discounted NPV of $436,400. However, none of the infill locations have positive 10% discounted NPVs which indicate the PUD reserves are very risky and highly price sensitive. For this reason, none of the PUD locations can be recommended for development.

                                   CONCLUSIONS
                                   -----------

As per a Consulting Agreement (February 20, 2007) between USA-Superior Energy Holdings, Inc. (Superior) and Cathedral Resources, an engineering evaluation was performed by Cathedral Resources to forecast Proved Developed Producing (PDP) reserves for properties (identified in Exhibit A) operated by Orbis Energy, Ltd. (Orbis) in Bastrop and Caldwell Counties, Texas, and Probable UnDeveloped (PUD) reserves for the Austin Chalk Bateman Field. The effective date of the evaluation being established as February 28, 2007.

The following facts and conclusions were used and/or developed during the evaluation of the Orbis property PDP reserves using decline curve analysis project:

o Current average production for the properties under review is 1190 STBO per month.

o Average gross operation expenses for the properties total+/- $46,600 per month.

o WTI posted prices without correction is prudent for the base case evaluation,

o A low oil price sensitivity of $44.50 was established from historic trend prices and as a Barrel of Oil equivalent gas price,

o Lack of clarity around exact expenses and actual number of active "economic" wells prevents calculation of an exact remaining reserve and NPV. The lack of a definite producing well/lease count and associated operating expenses by well/lease prevents the calculation of exact remaining reserves and NPV. Therefore:


o    Gross PDP reserves  identified in this study vary between 1,000 and 384,000
     STBO,

o    Net PDP  reserves  identified  in this study vary  between  800 and 302,000
     STBO,

o Un-discounted (NPV of existing production varies between $10,000 and $6,312,000,

o Discounted NPV (at ten percent per annum) varies between $10,000 and $1,254,000.


o Once more accurate well count and operating expense information becomes available, more definitive reserves and valuations can be determined.

The following facts and conclusions were used and/or developed during the evaluation of the ORB IS/Bateman Field Austin Chalk PUD reserves.

o Current development of the Bateman Austin Chalk field averages 10.5 acre spacing

o Average reservoir porosity is 17.5 percent o Average reservoir thickness is 40 feet.


o    Average reservoir initial water saturation is 39 percent

o Using a normal pressure gradient, the original/undrained reservoir pressure is estimated to be 1050 psia.


o Current average pressure within established drainage areas is estimated to be +7- 575 psia,

o    Reservoir contains 39(degree)API gravity crude,

o    Initial reservoir formation oil volume factor was/is 1 .13 RB/STB.

o    Initial reservoir solution gas-oil ratio was/is 267 SCF/STB.

o Using estimated initial and ultimate average reservoir pressures, ultimate average recovery for established drainage areas is estimated to be 6 percent of the Original Oil In Place (OOIP).

o Using offset producing data from decline curve analysis, ultimate average recovery for established drainage areas is estimated to be 133 to 36,800xx STBO. The average ultimate recovery from decline curve analysis is 9,100 STBO. Drainage areas from decline curve analysis average 0.9 acres with a maximum of 1 .9 acres.

o With normalized production data and decline curve analysis, ultimate average recovery for infill development is estimated to be 12,500 STBO. By adjusting the normalized decline for average offset recovery and initial rates, the reserves varied between 6,400 and 1 7,700 STBO. Drainage areas for the normalized drainage areas average 0.6 acres with a maximum of 2.5 acres.

o Infill development cost of each location is estimated to be $200,000 ($50,000 Tangible and $150,000 Intangible).

o    Average gross operation expenses total $30.O0/STBO

o As with the PDP reserve study, WTI posted prices without correction is prudent for the base case evaluation, therefore,

o    Net PDP reserves  identified  in this study vary  between  5,100 and 14,200
     STBO,

o Un-discounted (NPV of existing production varies between -$90,000 and $105,000 per well,

o All discounted NPV (at ten percent per annum) for all proposed locations carried negative values,

o Negative 10% discounted NPVs indicate the PUD reserves are uneconomic, therefore, none of the PUD locations can be recommended for development.

Thank you for the opportunity to provide you with this evaluation of your property. Please contact us at your convenience if you have any questions concerning this report.

Sincerest Regards,
/s/Claud D. Pickard, P.E.
------------------------
   Claud D. Pickard, P.E.
   (Texas #92986)
   Cathedral Resources
   www.cathedralresources.net

                                   REFERENCES
                                   ----------


1. Thompson, M.E: "Stratigraphy of the Dale Lime and its Relation to Structure at Bateman Field, Bastrop County, Texas", Contributions to the geology of
     South Texas, 1986,, South Texas Geology Society, San Antonio, Texas, Wilford Lee Stapp, 1986, OCLC number of 19459762, pg 356-367

2. Standing, M.B.: "Volumetric and Phase Behavior of Oil Field Hydrocarbon Systems, (New York: Reinhold Publishing Corporation, 1952), pocket on back cover.

3. Craft, B.C. & Hawkins, M. F. : "Applied Petroleum Reservoir Engineering", Prentice-Hall, 1959, pg 110, eq 3.9

4. TANK, A General Purpose Material Balance Reservoir Simulator, Ryder Scott Company, L.P. by Steve Sills, Mike Perry et al, Version 2.16, December 2002.

                                                                         Page 14